EXHIBIT 10.14


                        SPLIT-DOLLAR INSURANCE AGREEMENT
                            AS AMENDED APRIL 29, 1999

      THIS AGREEMENT, originally effective as of this 10th day of January, 1997, is amended effective April 29, 1999 by agreement between the Company and the
Owner:

DEFINITIONS:

A. "Company": St. Jude Medical, Inc., a Minnesota corporation, of St. Paul, Minnesota.

B. "Executive": Ronald A. Matricaria, the Chairman and Chief Executive Officer of the Company, residing in North Oaks, Minnesota.

C. "Insured": Collectively, the Executive and Lucille E. Matricaria, his spouse, and the survivor thereof.

D.    "Insurer": The Phoenix Home Life Mutual Insurance Company.

E. "Owner": The Ronald A. and Lucille E. Matricaria 1997 Irrevocable Life Insurance Trust.

F. "Policy": The policy of insurance on the life of the Insured issued by the Insurer and listed on Exhibit "A" annexed hereto together with any supplementary contracts issued by the Insurer in conjunction therewith.

G. "Policy Interest": The Company's Policy Interest shall be an amount equal to the lesser of the cumulative total of its share of the premiums paid on the Policy or cash surrender value of the Policy. The existence of the Company's Policy Interest shall be evidenced by filing with the Insurer an assignment in substantially the form annexed hereto as Exhibit "B".

RECITALS:

A. The Owner is the owner of the Policy, and was established by the Insured to provide a benefit for the Insured's family in the event of the death of the survivor of the Insured.

B. The Executive had been and is a valuable employee of the Company. As an additional benefit to the Executive and his spouse, the Company wishes to assist the Owner in the payment of premiums on the Policy as set forth in this Agreement.

C. In exchange for such premium assistance, the Owner is willing to grant to the Company an interest in the Policy as provided herein.

D. This Agreement is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

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THEREFORE, for value received, it is agreed:

1.    PREMIUM PAYMENTS

      (a) Each annual premium on the Policy during the term of this Agreement shall be paid as follows:

            (1) The Owner shall pay a portion of each annual premium due in an amount equal to the current term rate for the Insured's age multiplied by the excess of the current death benefit over the Company's current Policy Interest. For purposes of this Agreement, the "current term rate" shall mean:

                  (A) Prior to the death of one of the Insured, the lesser of the Insurer's annual term insurance rate or the rates specified in Revenue Rulings 64-328 and 66-110 based on the joint life expectancies of the Insured;

                  (B) In the event of the death of one of the Insured prior to the termination of this Agreement, thereafter, the lesser of the Insurer's annual term insurance rate or the rate specified in Revenue Rulings 64-328 and 66-110 based on the life expectancy of the surviving Insured.

            (2) In connection with the amount described in (1) above, the Company shall pay in cash to the Executive, or in the event of Executive's death, the Executive's spouse, at least 30 days prior to the due date of any premium due under the Policy, an amount which, after payment by the Executive or spouse of any federal, state and local income (including FICA) tax liability, if any, will equal the amount of the Owner's premium described in (1) above. The Executive, the Executive's spouse or their tax advisor shall provide the Company with an estimate of the effective combined federal, state and local tax rate for the year in which the Owner's premium is due. The payment described in this paragraph (2) shall be deemed a bonus to the Executive during his employment, and thereafter, a retirement benefit to the Executive and/or his spouse.

            (3) The Company shall pay all premium amounts not paid by the Owner.

      (b) The Owner's premium share and the Company's premium share (other than that paid with policy loans) shall be remitted to the Insurer before expiration of the grace period.

      (c)   Dividends on the Policy shall be applied as elected by the Owner.

      (d) The Policy may, at the Company's discretion, provide for the waiver of premium on the Executive's disability. If it does so provide, the cost thereof shall be borne by the Company.


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2.    POLICY OWNERSHIP

      (a) Except as provided in subsection (b), the Owner shall be sole and exclusive owner of the Policy. This includes all the rights of "owner" under the terms of the Policy including, but not limited to, the right to designate beneficiaries, select settlement and dividend options and to surrender the Policy. All such rights may be exercised by the Owner without the Company's consent.

      (b) In exchange for the Company's payment of its premium contribution under Section 1, the Owner hereby assigns to the Company the following rights in the Policy:

            (1) The right to realize against the cash value of the Policy, to the extent of its Policy Interest in the event of termination of this Agreement as provided in Section 4.

            (2) The right to realize against proceeds of the Policy, to the extent of its Policy Interest, in the event of the Insured's death.

      (c) It is agreed that benefits may be paid under the Policy by the Insurer either by separate checks to the parties entitled thereto, or by a joint check. In the later instance, the Owner and the Company agree that the benefits shall be divided as provided herein.

3. THE OWNER - The Owner shall have the right to assign any part or all of the Owner's retained interest in the Policy and this Agreement to any person, entity or trust by execution of a written assignment delivered to the Insurer.

4.    TERMINATION OF AGREEMENT

      (a) This Agreement shall not terminate until, but shall terminate immediately upon the first to occur of the following:

            (1) Surrender of the Policy by the Owner, who has the sole and exclusive right of surrender.

            (2)   Lapse, failure to make premium contributions as required by
                  Section 1 or other termination of the Policy by the Owner.

            (3)   The death of the survivor of the Insured

            (4)   The bankruptcy, receivership or dissolution of the Company.

            (5) Payment of the annual premium for the 15th policy year, which shall occur in January, 2012.


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      (b)   On any termination of this Agreement, the Owner shall pay to the
            Company the Company's Policy Interest and the Company will release its collateral assignment in the Policy to the Owner.

5. THE INSURER - The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

6. AMENDMENT OF AGREEMENT - This amended Agreement shall restate and replace the Split Dollar Insurance Agreement between the Company and the Owner dated January 10, 1997. The Owner and the Company can mutually agree to further amend this Agreement and such amendment shall be in writing and signed by the Owner and Company.

7. SUCCESSOR RIGHTS - Notwithstanding anything herein to the contrary, the Company's rights and obligations under this Agreement shall not cease, but shall continue and shall be enforceable in the event of the merger of the Company in which it is not the survivor, or in the event of the sale of all or substantially all of the assets of the Company, and said successor shall assume such rights and obligations hereunder.

8. ADMINISTRATION AND FUNDING - The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

      (a) The named fiduciary: The Vice President, Finance/Chief Financial Officer.

      (b) The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurer when due.

      (c) Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in the Agreement.

      (d) For claims procedure purposes, the "Claims Manager" shall be the Vice President, Assistant Secretary/General Counsel.

            (1) If for any reason a claim for benefits under this Agreement is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, written in a manner calculated to be understood by the claimant. For this purpose:

                  (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims manager.


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                  (B)   The Claims Manager's explanation shall be in writing
                        delivered to the Claimant within 90 days of the date the claim is filed.

            (2) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

            (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of this Agreement on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

      (e) If any claim arising under this Agreement is not resolved under (d) above or any other dispute arises under the terms of this Agreement, the Company and Owner agree to submit the claim or dispute to arbitration proceedings held in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Pending final resolution of the dispute, the parties shall continue to comply with the provisions of this Agreement not in dispute. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the costs of its own experts, evidence and legal counsel. Such arbitration shall be held in Minneapolis, Minnesota.

9.    MISCELLANEOUS

      (a) This Agreement shall be binding upon and inure to the benefit of the Company and the Owner and their respective successors and assigns.

      (b) Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand.

      (c) This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law.


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      IN WITNESS WHEREOF the parties have signed this Agreement, as amended, effective as of this 29th day of April, 1999.


In the presence of                       COMPANY

                                         St. Jude Medical, Inc.


/s/ Karen M. Jurney                      By: /s/ Kevin  T. O'Malley
----------------------------------          ------------------------------------
Karen M. Jurney                             Kevin  T. O'Malley

                                            Its: Vice President
                                                --------------------------------


                                         OWNER

                                         The Ronald A. and Lucille E. Matricaria
                                         1997 Irrevocable Life Insurance Trust

/s/ Karen M. Jurney                      /s/ John P. Berdusco
----------------------------------       ---------------------------------------
Karen M. Jurney                          John P. Berdusco, Trustee


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


                                   EXHIBIT "A"

                                 LIFE INSURANCE


POLICY NUMBER                                                       FACE AMOUNT


2,708,353                                                           $3,000,000

                                   EXHIBIT "B"

                             SPLIT DOLLAR ASSIGNMENT


Insurer: The Phoenix Home Mutual Life Insurance Company.

Insured: Ronald A. and Lucille Matricaria


      THIS ASSIGNMENT, originally made January 10, 1997, is amended and affirmed by the undersigned Owner effective as of April 29, 1999.

DEFINITIONS:

      A. "Assignee": St. Jude Medical, Inc., a Minnesota corporation, of St. Paul, Minnesota.

      B. "Owner": The Ronald A. and Lucille E. Matricaria 1997 Irrevocable Life Insurance Trust.

      C. "Policy": The following policy of insurance issued by the Insurer on the life of the insured, together with any supplementary contracts issued in conjunction therewith:

                    POLICY NUMBER                    FACE AMOUNT

                    2,708,353                        $3,000,000

      D. "Policy Interest": The Assignee's Policy Interest shall be as set forth in the Split Dollar Agreement. The Insurer shall be entitled to rely on the Assignee's certification of the amount of its Policy Interest.

      E. "Split Dollar Agreement": That certain Agreement, dated January 10, 1997, as amended effective April 29, 1999, between the Owner and the Assignee. The Insurer is not bound by nor deemed to have notice of the provisions of the Split Dollar Agreement.

RECITALS:

      A. Under the Split Dollar Agreement, the Assignee has agreed to assist the Owner in payment of premiums on the Policy.

      B. In consideration of such premium payments by the Assignee, the Owner here intends to grant the Assignee certain limited interests in the Policy.

THEREFORE, for value received, it is agreed:

1. ASSIGNMENT - The Owner hereby assigns, transfers and sets over to the Assignee, its successor and assigns, the following specific rights in the Policy and subject to the following terms and conditions:

      (a) The right to realize against the cash value of the Policy, to the extent of its Policy Interest, in the event of the Policy's surrender by the Owner.

      (b) The right to realize against proceeds of the Policy, to the extent of its Policy Interest, in the event of the Insured's death.

      (c) The right to borrow against the security of the Policy, but not against the Policy itself.

2. RETAINED RIGHTS - Except as expressly provided in Section 1, the Owner retains all rights under the Policy including, but not limited to, the exclusive right to name beneficiaries, select settlement and dividend options and to surrender the Policy without the consent of the Assignee.

3. INSURER - The Insurer is hereby authorized to recognize, and is fully protected in recognizing:

      (a) The claims of the Assignee to rights hereunder, without investigating the reasons for such action by the Assignee, or the validity or the amount of such claims.

      (b) The Owner's request for surrender of the Policy without the consent of the Assignee. Upon the surrender, the Policy shall be terminated and of no further force or effect.

4. AMENDMENT - This Assignment shall not be altered or amended by the Owner without the written consent of the Assignee.

5. RELEASE OF ASSIGNMENT - Upon payment to the Assignee of its Policy Interest, the Assignee shall executive a written release of this Assignment.

      IN WITNESS WHEREOF the Owner has executed this Assignment on the date first above written.

In the presence of                       The Ronald A. and Lucille E. Matricaria
                                         1997 Irrevocable Life Insurance Trust

/s/ Karen M. Jurney                      /s/ John P. Berdusco
----------------------------------       --------------------------------------
                                         John P. Berdusco, Trustee